Exhibit 99.1

InsPro Technologies Corporation Announces

Third Quarter 2015 Financial Results

Radnor, PA – November 16, 2015 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the three and nine month periods ended September 30, 2015.

Third Quarter 2015 Highlights

•	Revenues were $6,381,855 in the Third Quarter of 2015, a 7% increase as compared to the $5,973,754 in the Third Quarter of 2014. Increases of $1,243,830 in professional services and $435,345 of ASP/hosting services due to the growth in clients, which was partially offset by $1,300,000 decline in license fees, accounted for the increase in Revenue.

•	Net loss was $394,447 in the Third Quarter of 2015 as compared to a net loss of $213,694 in the Third Quarter of 2014. The net loss in the Third Quarter of 2015 was unfavorably impacted by lower license fee revenue, which was partially offset by higher professional services revenue in Third Quarter 2015 as compared to Third Quarter 2014. The net loss in Third Quarter 2015 improved for the 2nd consecutive quarter in 2015.

Year-to-Date 2015 Highlights

•	Revenues were $15,702,781 in the nine months ended September 30, 2015; a 14% increase as compared to the $13,818,009 in the nine months ended September 30 2014. Increases of $720,334 in professional services, $1,234,252 of ASP revenue and $146,567 of maintenance revenue due to the growth in clients, was partially offset by lower sales of software licenses in the nine months ended September 30, 2015 as compared to the same period in 2014.

•	Net loss was $5,105,174 in the nine months ended September 30, 2015 as compared to a net loss of $3,202,594 in the nine months ended September 30, 2014. The net loss in the nine months ended September 30, 2015 was unfavorably impacted by higher cost of revenues, a result of increased utilization of several outside consulting firms, to assist with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise, partially offset by higher revenues in the nine months ended September 30, 2015 as compared to the same time period last year.

Anthony R. Verdi, Chief Financial Officer, stated, “We continued to generate significant revenue growth in the first nine months of 2015, the result of our expanding portfolio of clients. Our bottom line results have improved for the 2nd consecutive quarter in 2015. We received $0.9 million of cash in September and an additional $1.0 million of cash in October, which was the result of our closing of 2 equity purchase agreements with several existing stockholders. In addition to cash received, another $2.5 million of liabilities in the form of notes and loans were converted into equity in the third quarter. The completion of these transactions strengthened our financial position. We remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CFO

484-654-2200
finance@inspro.com

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$6,381,855	$5,973,754	$15,702,781	$13,818,009

Cost of revenues	5,324,024	4,880,477	16,339,394	11,447,677

Gross profit (loss)	1,057,831	1,093,277	(636,613)	2,370,332

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	851,594	750,226	2,551,107	3,793,371
Advertising and other marketing	22,986	95,872	114,635	239,120
Depreciation	21,967	44,471	86,514	123,325
Rent, utilities, telephone and communications	92,954	91,951	270,890	286,040
Professional fees	190,334	205,147	687,730	742,246
Other general and administrative	266,559	203,412	771,010	596,391

Total selling, general and administrative expenses	1,446,394	1,391,079	4,481,886	5,780,493

Operating loss from continuing operations	(388,563)	(297,802)	(5,118,499)	(3,410,161)

Other income (expense):
Gain on the change of the fair value of warrant liability	-	40,480	-	50,600
Gain on the sale of equipment	(2,931)	-	17,738	-
Interest expense	(39,999)	(12,850)	(121,195)	(31,528)

Total other income (expense)	(42,930)	27,630	(103,457)	19,072

Loss from continuing operations	(431,493)	(270,172)	(5,221,956)	(3,391,089)

Income from discontinued operations	37,046	56,478	116,782	188,495

Net loss	$(394,447)	$(213,694)	$(5,105,174)	$(3,202,594)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.04)	$(0.01)	$(0.12)	$(0.08)
Income from discontinued operations	-	-	-	-
Net loss per common share	$(0.04)	$(0.01)	$(0.12)	$(0.08)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$1,968,421	$3,431,001
Accounts receivable, net	6,532,672	2,244,812
Prepaid expenses	260,450	321,228
Other current assets	1,185	2,796
Assets of discontinued operations	14,107	19,783

Total current assets	8,776,835	6,019,620

Property and equipment, net	862,659	1,104,441
Other assets	50,000	50,000

Total assets	$9,689,494	$7,174,061

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$61,851	$549,329
Accounts payable	6,133,037	4,834,128
Accrued expenses	528,942	373,310
Current portion of capital lease obligations	225,918	182,388
Deferred revenue	2,957,827	2,251,688

Total current liabilities	9,907,575	8,190,843

LONG TERM LIABILITIES:
Warrant liability	-	5,760
Deferred revenue	2,000,000	-
Capital lease obligations	212,186	231,207

Total long term liabilities	2,212,186	236,967

Total liabilities	12,119,761	8,427,810

SHAREHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 11,000,000 shares authorized, 4,972,519 and 3,809,378 shares issued and outstanding (liquidation value $14,917,557 and $11,428,134)	10,834,414	7,709,919
Common stock ($.001 par value; 500,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	46,543,135	45,738,974
Accumulated deficit	(62,713,463)	(57,608,289)

Total shareholders' deficit	(2,430,267)	(1,253,749)

Total liabilities and shareholders' deficit	$9,689,494	$7,174,061

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(5,105,174)	$(3,202,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	474,535	611,442
Stock-based compensation	433,473	1,752,550
(Gain) on change of fair value of warrant liability	-	(50,600)
(Gain) on the sale of equipment	(17,738)	-
Changes in assets and liabilities:
Accounts receivable	(4,287,860)	(3,209,372)
Prepaid expenses	60,778	10,020
Other current assets	1,611	2,564
Accounts payable	1,298,909	2,446,417
Accrued interest on secured note from related party	89,425	-
Accrued expenses	155,632	40,873
Due to related parties	-	(5,245)
Deferred revenue	2,706,139	2,254,170
Assets of discontinued operations	5,676	11,464

Net cash used in operating activities	(4,184,594)	661,689

Cash Flows From Investing Activities:
Purchase of property and equipment	(129,188)	(534,300)
Proceeds from the sale of equipment	79,053	-

Net cash (used in) provided by investing activities	(50,135)	(534,300)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	899,998	-
Payments on notes payable	(487,478)	(80,237)
Gross proceeds from secured note from related party	2,000,000	-
Gross proceeds loan payable to related party	500,000	-
Payments on capital leases	(140,371)	(26,186)

Net cash provided by (used in) financing activities	2,772,149	(106,423)

Net (decrease) increase in cash	(1,462,580)	20,966

Cash - beginning of the period	3,431,001	2,569,536

Cash - end of the period	$1,968,421	$2,590,502